EXHIBIT 99.1

Hallador Energy Company Signs 12-Year Capacity Agreement for Over $1 Billion; Reports First Quarter 2026 Financial and Operating Results

- Q1 Total Revenue of $101.8 Million, with Operating Cash Flow of $20.5 Million -

- Q1 Net Loss of $9.3 Million, with Adj. EBITDA of $5.5 Million -

- On May 1, Hallador Signed a Capacity Agreement, for years 2028 – 2040, at More Than 2x Historical Capacity Pricing, Expected to Generate Over $1 Billion of Contracted Revenue -

TERRE HAUTE, Ind., May 6, 2026 – Hallador Energy Company (Nasdaq: HNRG) (“Hallador” or the “Company”) today reported its financial and operating results for the first quarter ended March 31, 2026. The Company is also announcing a newly signed 12-year capacity agreement with a subsidiary of a utility, which is further detailed below.

“In the last few months, we have made significant progress advancing our long-term contracting strategy, together with the three-year capacity agreement we announced in March for planning years 2026, 2027 and 2028, culminating now with the execution of a 12-year capacity agreement selling approximately 2/3rds of our accredited capacity starting in late 2028 through mid-2040. Together, these two capacity-only sales total approximately $1.1B, nearly doubling our forward sales book and making the Company substantially sold-forward on accredited capacity across the next fourteen consecutive years. We continue to see strong pricing signals for our remaining unsold capacity and continue to pursue opportunities in the market to add to our already substantial forward sales positions,” said Brent Bilsland, President and Chief Executive Officer. “These agreements provide durable revenue visibility and balance sheet support and are expected to convert to cash flow at a very high rate, enabling the company to focus on disciplined capital allocation across potential growth initiatives such as our proposed 515MW gas plant project and our dual-fuel ambitions for our existing 1-GW Merom Power Plant.”

“From an operating standpoint, first quarter results were generally in-line with expectations and reflect the impact of our previously disclosed availability constraints at Merom. With our planned plant outage now underway, emphasizing key reliability upgrades, we expect a meaningful improvement in performance as we move through the year and into the peak demand seasons.”

Capacity Agreement Overview

Hallador signed a 12-year agreement to sell a substantial portion of its accredited capacity to a subsidiary of a utility for planning years 2028 through 2040. The agreement initially covers a smaller volume of accredited capacity in 2028, increasing to approximately 2/3rds of the company’s accredited capacity beginning in 2029 through 2040. The sale is priced above the recent three-year agreement signed in March, and pricing is the same for all 12 years of the contract. Hallador expects to generate more than $1 billion in cumulative revenue from the agreement, nearly doubling its forward sales book, and is expected to convert to free cash flow at a very high rate. The structure is capacity-only and does not include the sale of energy, allowing the Company to retain flexibility to optimize future energy sales. The agreement is subject to customary regulatory approvals anticipated to be received in the second half of 2026.

First Quarter 2026 Highlights

●	First quarter results reflected previously disclosed availability constraints at Merom, partially offset by continued strength in accredited capacity pricing and forward sales execution.

o	Total revenue was $101.8 million in the first quarter of 2026 compared to $117.7 million in the prior year period, driven by lower electric sales due to reduced generation at Merom, partially offset by higher accredited capacity revenue and improved coal pricing.

o	Net loss was $(9.3) million compared to net income of $10.0 million in the prior year period, and adjusted EBITDA was $5.5 million compared to $19.3 million in the prior year period.

●	The Company generated $20.5 million of operating cash flow in the first quarter, which was partially used to fund capex.

o	Hallador had no outstanding bank debt at March 31, 2026, compared to $29.7 million at December 31, 2025 and $23.0 million at March 31, 2025.

o	Total liquidity was $97.5 million at March 31, 2026, following the signing of its new credit facility in early March, compared to $38.8 million at December 31, 2025, and $69.0 million at March 31, 2025.

o	Capital expenditures in the first quarter were $7.7 million compared to $11.7 million in the year-ago period.

●	Hallador continues to execute on its contracting strategy, increasing long-term revenue visibility and monetizing its dispatchable generation platform.

o	Subsequent to quarter-end, the Company entered into a 12-year capacity agreement expected to generate more than $1 billion of contracted revenue through 2040, nearly doubling its forward sales book.

o	As of March 31, 2026, Hallador had approximately $1.2 billion of total forward energy, capacity and coal sales commitments through 2029, or $859.6 million excluding the coal sales to Merom. Neither of these totals include the recently signed 12-year capacity agreement.

Financial Summary ($ in Millions and Unaudited)

	Q1 2026	Q1 2025
Electric Sales	$65.1	$85.9
Coal Sales - 3rd Party	$35.1	$30.2
Other Revenue	$1.6	$1.6
Total Sales and Operating Revenue	$101.8	$117.7
Net Income (Loss)	$(9.3)	$10.0
Operating Cash Flow	$20.5	$38.4
Adjusted EBITDA*	$5.5	$19.3

*   Non-GAAP financial measure, defined as EBITDA plus effects of certain subsidiary and equity method investment activity, less other amortization, plus certain operating activities including stock-based compensation, asset retirement obligations accretion, less gain on disposal or abandonment of assets, plus loss on extinguishment of debt and other reclassifications such as special non-recurring project expenses.

Adjusted EBITDA should not be considered an alternative to net income, income from operations, cash flows from operating activities, or any other measure of financial performance presented in accordance with GAAP. Our method of computing Adjusted EBITDA may not be the same method used to compute similar measures reported by other companies. Management believes the non-GAAP financial measure, Adjusted EBITDA, is an important measure in analyzing our operations.

Reconciliation of GAAP "Net Income (Loss)" to non-GAAP "Adjusted EBITDA"

(In $ Thousands and Unaudited)

	Three Months Ended
	March 31,
	2026	2025
NET INCOME (LOSS)	$(9,321)	$9,979
Interest expense	3,970	3,723
Income tax expense (benefit)	(504)	—
Depreciation, depletion and amortization	10,606	14,977
EBITDA	4,751	28,679
Stock-based compensation	1,135	1,084
Asset retirement obligations accretion	408	427
Other amortization (1)	(951)	(11,334)
Gain on disposal or abandonment of assets, net	(201)	(21)
Loss on extinguishment of debt	230	—
Equity method loss	121	236
Other reclassifications	14	239
ADJUSTED EBITDA	$5,507	$19,310

(1)
Other amortization relates to the non-cash amortization of the Hoosier PPA entered into and parts and supplies inventory acquired in connection with the acquisition of the Merom Power Plant in 2022.

Forward Sales Position - (unaudited)*

	2026	2027	2028	2029	Total
Power
Accredited Capacity
Average daily contracted accredited capacity MW	781	782	668	340
Average contracted accredited capacity price per MWd	$246	$264	$300	$398
Contracted accredited capacity revenue (in millions)	$52.82	$75.26	$73.28	$20.44	$221.80

Energy
Contracted MWh (in millions)	3.10	3.06	1.09	0.27	7.52
Average contracted price per MWh	$43.74	$46.50	$52.94	$51.33
Contracted revenue (in millions)	$135.59	$142.29	$57.70	$13.86	$349.44
Total Accredited Capacity & Energy Revenue (in millions)	$188.41	$217.55	$130.98	$34.30	$571.24

Coal
Priced tons - 3rd party (in millions)	2.10	2.50	0.50		5.10
Avg price per ton - 3rd party	$55.73	$56.74	$59.00
Contracted coal revenue - 3rd party (in millions)	$117.03	$141.85	$29.50	$—	$288.38
TOTAL CONTRACTED REVENUE (IN MILLIONS) - CONSOLIDATED	$305.44	$359.40	$160.48	$34.30	$859.62

Priced tons - Intercompany (in millions)	2.08	2.30	3.17		7.55
Avg price per ton - Intercompany	$51.00	$51.00	$51.00
Contracted coal revenue - Intercompany (in millions)	$106.08	$117.30	$161.67	$—	$385.05

TOTAL CONTRACTED REVENUE (IN MILLIONS) - SEGMENT	$411.52	$476.70	$322.15	$34.30	$1,244.67

* Actual revenue related to forward sales positions may differ materially for various reasons, including price adjustment features for coal quality and cost escalations, volume optionality provisions, including rollover of unfulfilled coal commitments into future periods, and potential force majeure events. Forward sales figures in the 2026 column are for the period from April 1, 2026 through December 31, 2026. The table above reflects contracted balances as of March 31, 2026 and does not include the recently signed 12-year capacity agreement.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as "expects," "believes," "intends," "anticipates," "plans," "estimates," "guidance," "target," "potential," "possible," or "probable" or statements that certain actions, events or results "may," "will," "should," or "could" be taken, occur or be achieved. Forward-looking statements include, without limitation, those relating to our ability to participate in the ERAS program (which ultimately requires the approval of MISO of our application and is a capital intensive project subject to construction, operational, financial, regulatory and legal risks that could impact the project’s viability and/or timeline) and achieve the expected benefits thereof, our ability to secure agreements in support of the development and construction of planned projects, including the expansion of our Merom Generating Station, and our expectations with respect to potential accelerating demand for accredited capacity. Forward-looking statements are based on current expectations and assumptions and analyses made by Hallador and its management in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances that involve various risks and uncertainties that could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to, those set forth in Hallador’s annual report on Form 10-K for the year ended December 31, 2025, and other Securities and Exchange Commission filings. Hallador undertakes no obligation to revise or update publicly any forward-looking statements except as required by law.

Conference Call and Webcast

Hallador management will host a conference call today, May 6, 2026 at 5:00 p.m. Eastern time to discuss its financial and operational results, followed by a question-and-answer period.

Date: Wednesday, May 6, 2026

Time: 5:00 p.m. Eastern time

Toll-free dial-in number: (800) 715-9871

International dial-in number: (646) 307-1963

Conference ID: 8503380

Live webcast registration link: here

The conference call will also be broadcast live and available for replay in the investor relations section of the Company’s website at www.halladorenergy.com.

About Hallador Energy Company

Hallador Energy Company (Nasdaq: HNRG) is a vertically-integrated Independent Power Producer (IPP) based in Terre Haute, Indiana. The Company has two core businesses: Hallador Power Company, LLC, which produces electricity and provides accredited capacity at its one-Gigawatt (GW) Merom Generating Station, and Sunrise Coal, LLC, which produces and supplies fuel to the Merom Generating Station and other companies. To learn more about Hallador, visit the Company’s website at www.halladorenergy.com.

Company Contact

Todd E. Telesz

Chief Financial Officer

TTelesz@halladorenergy.com

Investor Relations Contact

Sean Mansouri, CFA

Elevate IR

(720) 330-2829

HNRG@elevate-ir.com

Hallador Energy Company

Condensed Consolidated Balance Sheets

(in thousands, except per share data)

(unaudited)

	March 31,	December 31,
	2026	2025
ASSETS
Current assets:
Cash and cash equivalents	$36,778	$10,070
Restricted cash	6,585	5,302
Accounts receivable	9,152	13,989
Inventory	47,164	42,534
Parts and supplies	47,893	45,854
Prepaid expenses	1,604	5,638
Other current assets	1,927	—
Total current assets	151,103	123,387
Property, plant and equipment:
Land and mineral rights	69,952	69,952
Buildings and equipment	440,682	421,037
Mine development	102,302	102,302
Construction work in progress	35,788	39,671
Finance lease right-of-use assets	12,591	12,591
Total property, plant and equipment	661,315	645,553
Less - accumulated depreciation, depletion and amortization	(376,481)	(367,775)
Total property, plant and equipment, net	284,834	277,778
Equity method investments	2,528	2,647
Operating lease right-of-use assets	2,315	—
Other noncurrent assets	7,852	4,241
Total assets	$448,632	$408,053

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$19,818	$12,594
Accrued liabilities and other	35,078	29,254
Current portion of lease financing	4,981	7,411
Contract liabilities - current	130,170	103,343
Total current liabilities	190,047	152,602
Long-term liabilities:
Bank debt, net	—	29,678
Long-term lease financing	617	1,338
Deferred income taxes	1,329	1,833
Asset retirement obligations	15,649	15,241
Contract liabilities - long-term	32,148	45,714
Other	3,268	1,814
Total long-term liabilities	53,011	95,618
Total liabilities	243,058	248,220
Commitments and contingencies (Note 14)
Stockholders' equity:
Preferred stock, $.10 par value, 10,000 shares authorized; none issued	—	—
Common stock, $.01 par value, 100,000 shares authorized; 47,132 and 43,817 issued and outstanding, as of March 31, 2026 and December 31, 2025, respectively	471	438
Additional paid-in capital	257,992	202,963
Retained deficit	(52,889)	(43,568)
Total stockholders’ equity	205,574	159,833
Total liabilities and stockholders’ equity	$448,632	$408,053

Hallador Energy Company

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2026	2025
SALES AND OPERATING REVENUES:
Electric sales	$65,096	$85,943
Coal sales	35,080	30,185
Other revenues	1,631	1,596
Total sales and operating revenues	101,807	117,724
EXPENSES:
Fuel	14,963	15,210
Other operating and maintenance costs	29,156	28,389
Cost of purchased power	14,863	6,840
Utilities	3,333	4,152
Labor	27,388	27,029
Depreciation, depletion and amortization	10,606	14,977
Asset retirement obligations accretion	408	427
Exploration costs	84	21
General and administrative	6,858	6,825
Gain on disposal or abandonment of assets, net	(201)	(21)
Total operating expenses	107,458	103,849

INCOME (LOSS) FROM OPERATIONS	(5,651)	13,875

Interest income	147	63
Interest expense (1)	(3,970)	(3,723)
Loss on extinguishment of debt	(230)	—
Equity method investment (loss)	(121)	(236)
NET INCOME (LOSS) BEFORE INCOME TAXES	(9,825)	9,979

INCOME TAX EXPENSE (BENEFIT):
Current	—	—
Deferred	(504)	—
Total income tax expense (benefit)	(504)	—

NET INCOME (LOSS)	$(9,321)	$9,979

NET INCOME (LOSS) PER SHARE:
Basic	$(0.20)	$0.23
Diluted	$(0.20)	$0.23

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	46,519	42,619
Diluted	46,519	43,462

(1) Interest Expense:
Interest on bank debt	$862	$1,494
Other interest	2,834	1,732
Amortization of debt issuance costs	274	497
Total interest expense	$3,970	$3,723

Hallador Energy Company

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(9,321)	$9,979
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Deferred income tax (benefit)	(504)	—
Equity method investment loss	121	236
Depreciation, depletion and amortization	10,606	14,977
Gain on disposal or abandonment of assets, net	(201)	(21)
Loss on extinguishment of debt	230	—
Amortization of debt issuance costs	274	497
Asset retirement obligations accretion	408	427
Cash paid on asset retirement obligation reclamation	(148)	(156)
Stock-based compensation	1,135	1,084
Amortization of contract liabilities	(36,447)	(35,669)
Accretion on contract liabilities	2,834	1,560
Amortization of right-of-use assets	87	—
Other	1,533	3,224
Change in current assets and liabilities:
Accounts receivable	4,837	2,856
Inventory	(4,630)	367
Parts and supplies	(2,039)	(1,033)
Prepaid expenses	(2,580)	(330)
Accounts payable and accrued liabilities	7,427	3,124
Contract liabilities	46,874	37,297
Net cash provided by operating activities	20,496	38,419
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(7,681)	(11,693)
Proceeds from sale of equipment	201	21
Net cash used in investing activities	(7,480)	(11,672)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on bank debt	(56,700)	(33,000)
Borrowings of bank debt	26,700	12,000
Payments on lease financing	(3,172)	(1,693)
Debt issuance costs	(5,780)	—
Proceeds from ATM offering, net of issuance costs	201	—
Proceeds from public offering, net of issuance costs	53,764	—
Taxes paid on vesting of RSUs	(38)	—
Net cash (used in) provided by financing activities	14,975	(22,693)
Increase in cash, cash equivalents, and restricted cash	27,991	4,054
Cash, cash equivalents, and restricted cash, beginning of period	15,372	12,153
Cash, cash equivalents, and restricted cash, end of period	$43,363	$16,207
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH:
Cash and cash equivalents	$36,778	$6,891
Restricted cash	6,585	9,316
	$43,363	$16,207
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$1,002	$1,830
Non-cash change in capital expenditures included in accounts payable and prepaid expense	$9,981	$(1,649)
Right-of-use asset additions	$2,402	$—